UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 6, 2016
Date of Report (date of earliest event reported)

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Paul A. Styer as Senior Vice President, General Counsel, and Secretary.
On June 6, 2016, Paul A. Styer notified Copart, Inc. ( “Copart”) that he will resign as Senior Vice President, General Counsel, and Secretary, effective July 31, 2016. Mr. Styer will be succeeded by current Vice President, Deputy General Counsel, and Assistant Secretary Gregory R. DePasquale.
Mr. Styer began his career with Copart in September 1992 as Vice President and General Counsel, and subsequently served as corporate Secretary since October 1993, and Senior Vice President since April 1995.
Mr. DePasquale began his career at Copart in October 1998 as Assistant General Counsel and has served as Deputy General Counsel since October 2014.
Mr. Styer will remain with the Company as Assistant Secretary, and will continue to provide counsel on corporate strategy and special projects.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     June 8, 2016                 COPART, INC.

By:	/s/ A. Jayson Adair
A. Jayson Adair
Chief Executive Officer